INDEX TO EXHIBITS



Exhibit No.



22            Subsidiaries of the Registrant.




                         CANAL CAPITAL CORPORATION
                              717 FIFTH AVENUE
                            NEW YORK, NY  10022



SUBSIDIARIES                                       IDENTIFICATION #

SY Trading Corp.                                       13-3244066
Omaha Livestock Market, Inc.                           47-0582031
Union Stockyards Co. of Fargo                          45-0205040
Sioux Falls Stockyards Company                         46-0189565
Wheeling Industrial Corporation                        36-2545924
Canal Galleries Corporation                            13-3492920
Canal Arts Corporation                                 13-3492921




DIVISIONS

Canal Capital Corporation (parent)                     51-0102492
St. Joseph Stockyards
St. Paul Union Stockyards
Sioux City Stockyards





Note:  All subsidiaries are 100% owned